Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 7, 2012 (November 8, 2012 as to Notes 1 and 2 and which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adjustment to the consolidated financial statements to reflect Fiesta Restaurant Group, Inc. as a discontinued operation for all periods presented and an explanatory paragraph to retrospectively adjust the consolidated financial statements for the adoption of Accounting Standards Update 2011-05, Presentation of Comprehensive Income) relating to the consolidated financial statements and financial statement schedules of Carrols Restaurant Group, Inc. and subsidiary, (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Company's Current Report on Form 8-K dated November 8, 2012 which is incorporated by reference in this Registration Statement.
We also consent to the reference to us under the heading "Experts" in such Prospectus.
/s/ Deloitte and Touche LLP
Rochester, New York
November 13, 2012